UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2013 (February 6, 2013)

Alnylam Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	000-50743	77-0602661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
300 Third Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 551-8200

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

On February 6, 2013, Cubist Pharmaceuticals, Inc. notified Alnylam Pharmaceuticals, Inc. (the “Company”) that it would not exercise its opt-in right for the Company’s ALN-RSV01 program for the treatment of respiratory syncytial virus infection in lung transplant patients under the parties’ License and Collaboration Agreement entered into as of January 9, 2009, as amended by the First Amendment dated as of November 2, 2009 (the “Agreement”).  In light of this determination and after discussion, the parties mutually agreed to terminate the Agreement effective as of February 6, 2013 (the “Effective Date”).  As of the Effective Date, the parties have no further rights and obligations under the Agreement, notwithstanding anything to the contrary in the Agreement.

Item 2.02. Results of Operations and Financial Condition

On February 7, 2013, the Company announced its financial results for the quarter and year ended December 31, 2012.  The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 and Item 9.01 of this Form 8-K (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

     (d)     Exhibits

               The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

               99.1  Press Release dated February 7, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2013	ALNYLAM PHARMACEUTICALS, INC.

	By:	/s/ Michael P. Mason
Michael P. Mason
Vice President, Finance and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 7, 2013